LONG-TIME BOARD MEMBER FRANCES P. PHILIP ANNOUNCES SHE WILL NOT BE STANDING FOR RE-ELECTION AT 2025 SHAREHOLDER MEETING

FORT WAYNE, Ind., April 18, 2025 (GLOBE NEWSWIRE) – Vera Bradley (NASDAQ: VRA) (the “Company”) today announced that long-time board member Frances P. Philip will not stand for re-election at the upcoming 2025 Shareholder Meeting.

Ms. Philip joined the Company’s Board in 2011 and has served as a member on both the Talent and Compensation Committee, as well as the Nominating, Governance and Sustainability Committee during her tenure. Ms. Philip has served as the Lead Independent Director since 2022, overseeing the Company’s business with insights stemming from the extensive product development, branding, marketing, and retail experience she possesses.

Robert Hall, Chairman of the Vera Bradley board of Directors, commented, “Frances has been a highly respected and influential member of the Company’s Board of Directors over the past 14 years. Her deep strategic insight and broad expertise in merchandising and product development have been important perspectives in the Company’s journey. On behalf of the Board and the entire Company, I extend our sincere gratitude for her dedicated service.”

Ms. Philip noted, “It’s been an honor to serve on the Vera Bradley Board, and I remain confident in Vera Bradley’s continued success and promising future.”

The Company is served by seven remaining Board members with a diverse set of skills and backgrounds.

About Vera Bradley, Inc.

Vera Bradley, based in Fort Wayne, Indiana, is a leading designer of women’s handbags, luggage and other travel items, fashion and home accessories, and unique gifts. Founded in 1982 by friends Barbara Bradley Baekgaard and Patricia R. Miller, the brand is known for its innovative designs, iconic patterns, and brilliant colors that inspire and connect women unlike any other brand in the global marketplace.

The Company has two reportable segments: Vera Bradley Direct (“VB Direct”) and Vera Bradley Indirect (“VB Indirect”). The VB Direct business consists of sales of Vera Bradley products through Vera Bradley Full-Line and Outlet stores in the United States; Vera Bradley’s websites, www.verabradley.com, outlet.verabradley.com, and international.verabradley.com; and the Vera Bradley annual outlet sale in Fort Wayne, Indiana. The VB Indirect business consists of sales of Vera Bradley products to approximately 1,200 specialty retail locations throughout the United States, as well as select department stores, national accounts, third party e-commerce sites, and third-party inventory liquidators, and royalties recognized through licensing agreements related to the Vera Bradley brand.

Website Information

We routinely post important information for investors on our website www.verabradley.com in the "Investor Relations" section. We intend to use this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.

Investors and other interested parties may also access the Company’s most recent Corporate Responsibility and Sustainability Report outlining its ESG (Environmental, Social, and Governance) initiatives at https://verabradley.com/pages/corporate-responsibility.

Vera Bradley Safe Harbor Statement

Certain statements in this release are "forward-looking statements" made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company's current expectations or beliefs concerning future events and are subject to various risks and uncertainties that may cause actual results to differ materially from those that we expected, including: possible adverse changes in general economic conditions and their impact on consumer confidence and spending; possible inability to predict and respond in a timely manner to changes in consumer demand; possible loss of key management or design associates or inability to attract and retain the talent required for our business; possible inability to maintain and enhance our brands; possible inability to successfully implement the Company’s long-term strategic plan; possible inability to successfully open new stores, close targeted stores, and/or operate current stores as planned; incremental tariffs or adverse changes in the cost of raw materials and labor used to manufacture our products; possible adverse effects resulting from a significant disruption in our distribution facilities; or business disruption caused by pandemics or other macro factors. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended February 1, 2025. We undertake no obligation to publicly update or revise any forward-looking statement. Financial schedules are attached to this release.

Contacts

Investors:
Tom Filandro, Partner
ICR, Inc.
VeraBradleyIR@icrinc.com

Media:
Mediacontact@verabradley.com
877-708-VERA (8372)